Exhibit 99.1

Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES SECOND QUARTER RESULTS

Malvern, PA, July 24, 2012 — Liberty Property Trust (NYSE:LRY) reported that funds from operations available to common shareholders (diluted) (“FFO”) for the second quarter of 2012 was $0.63 per share, compared to $0.69 per share for the same period in 2011. Funds from operations for the second quarter of 2012 include lease termination fees of $0.7 million.

FFO per share for the six-month period ended June 30, 2012 was $1.31, compared to $1.34 per share for the same period in 2011.

Net income per common share (diluted) was $0.29 per share for the quarter ended June 30, 2012, compared to $0.74 per share (diluted) for the quarter ended June 30, 2011. Net income for the six-month period ended June 30, 2012 was $0.61 per share, compared with $0.99 per share for the same period in 2011. Net income for the three months ended June 30, 2012 and June 30, 2011 includes net gains on property dispositions of $3.3 million ($0.03 per share) and $50.5 million ($0.44 per share) respectively, and net income for the six months ended June 30, 2012 and June 30, 2011 includes net gains on property dispositions of $4.9 million ($0.04 per share) and $52.1 million ($0.45 per share), respectively.

“Liberty’s execution in the second quarter was exceptional on all fronts,” said Bill Hankowsky, chairman and chief executive officer. “We took steps to enhance the future profitability of our portfolio through the sale of a significant amount of commodity office space, we leased over five million square feet of space, and we enhanced our already outstanding balance sheet with well-timed capital events.”

Portfolio Performance

Leasing: At June 30, 2012 Liberty’s in-service portfolio of 77 million square feet was 90.7% occupied, compared to 90.5% at the end of the first quarter. During the second quarter, Liberty completed lease transactions totaling 5.5 million square feet of space.

Same Store Performance: Property level operating income for same store properties decreased by 0.6% on a cash basis and decreased by 1.0% on a straight line basis for the second quarter of 2012 compared to the same quarter in 2011.

Portfolio Activity

During the second quarter, Liberty furthered the execution of its portfolio repositioning strategy through property sales and acquisitions.

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Liberty Property Trust

Second Quarter 2012 Earnings

Dispositions: During the quarter, Liberty sold 54 operating properties containing 2.7 million square feet, and 58 acres of land for $208.6 million. The properties were 82.3% leased, and consisted primarily of single-story and mid-rise suburban office and high-finish flex product in Wisconsin, Maryland, Virginia, North Carolina and New Jersey.

Acquisitions: Liberty acquired four properties during the quarter for a purchase price of $29.3 million. The properties total 603,000 square feet of leasable space and are 58% leased. The current yield on these properties is 2.9%, and the projected stabilized yield is 8.2%.

The properties acquired consist of a fully leased, 128,000 square foot multi-tenant industrial building in Eagan, Minnesota; a 219,225 square foot distribution building in Tolleson, Arizona that is 39% leased; a 184,096 square foot distribution building, also in Tolleson, that is 74% leased; and a 71,550 square foot office building in Phoenix, which was 0% leased at purchase but for which Liberty has since secured a tenant for 41% of the building.

Development: Liberty brought into service one development property representing a total investment of $6.6 million. The 128,000 square foot industrial property in Houston is 100% leased. The current yield on this investment is 12.1%.

Liberty commenced development of three properties totaling 246,000 square feet at a projected investment of $23.5 million. The new development properties include two industrial buildings in Houston, Texas totaling 199,000 square feet, of which 74% of the space is pre-leased, and 46,000 square foot build-to-suit office building in Jacksonville, Florida.

Balance Sheet and Capital Management

During the quarter, Liberty:

•                  Redeemed $100 million of its outstanding 7.40% Series H Cumulative Redeemable Preferred Units at par.

•                  Issued $400 million of ten-year 4.125% Senior Unsecured Notes.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties.  Liberty’s 77 million square foot portfolio consists of 650 properties providing office, distribution and light manufacturing facilities to 1,700 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

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Liberty will host a conference call during which management will discuss second quarter results on Tuesday, July 24, 2012, at 1 p.m. Eastern Time.  To access the conference call, please dial 1-888-870-2815. The passcode needed for access is 98243676. A replay of the call will be available until August 17, 2012, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

June 30, 2012

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Operating Revenue
Rental	$119,202	$116,193	$238,593	$230,718
Operating expense reimbursement	49,997	48,234	100,293	99,595
Total operating revenue	169,199	164,427	338,886	330,313

Operating Expenses
Rental property	31,386	28,543	61,791	60,254
Real estate taxes	20,569	19,592	41,309	39,039
General and administrative	14,619	13,255	31,823	29,203
Depreciation and amortization	40,733	38,554	82,014	77,546
Total operating expenses	107,307	99,944	216,937	206,042

Operating Income	61,892	64,483	121,949	124,271

Other Income/Expense
Interest and other	2,567	2,340	5,328	4,928
Interest	(30,834)	(29,358)	(60,109)	(62,200)
Total other income/expense	(28,267)	(27,018)	(54,781)	(57,272)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	33,625	37,465	67,168	66,999
Gain on property dispositions	335	302	858	1,463
Income taxes	(146)	(63)	(324)	(613)
Equity in earnings of unconsolidated joint ventures	769	1,109	1,685	1,643

Income from continuing operations	34,583	38,813	69,387	69,492

Discontinued operations (including net gain on property dispositions of $2,981 and $50,157 for the quarters ended June 30, 2012 and 2011 and $4,045 and $50,627 for the six month periods ended June 30, 2012 and 2011)	3,097	54,028	7,895	58,292
Net Income	37,680	92,841	77,282	127,784
Noncontrolling interest - operating partnerships	(3,569)	(8,120)	(6,082)	(14,355)
Noncontrolling interest - consolidated joint ventures	—	257	—	458
Net Income available to common shareholders	$34,111	$84,978	$71,200	$113,887

Net income	$37,680	$92,841	$77,282	$127,784
Other comprehensive income	(2,327)	39	(11)	2,183
Comprehensive income	35,353	92,880	77,271	129,967
Less: comprehensive income attributable to noncontrolling interest	(3,497)	(8,121)	(6,083)	(14,427)
Comprehensive income attributable to common shareholders	$31,856	$84,759	$71,188	$115,540

Basic income per common share
Continuing operations	$0.26	$0.28	$0.54	$0.51
Discontinued operations	$0.03	$0.46	$0.07	$0.49
Total basic income per common share	$0.29	$0.74	$0.61	$1.00

Diluted income per common share
Continuing operations	$0.26	$0.29	$0.54	$0.50
Discontinued operations	$0.03	$0.45	$0.07	$0.49
Total diluted income per common share	$0.29	$0.74	$0.61	$0.99

Weighted average shares
Basic	116,683	114,623	116,359	114,285
Diluted	117,559	115,406	117,165	115,087

Amounts attributable to common shareholders
Income from continuing operations	$31,110	$32,717	$63,551	$57,513
Discontinued operations	3,001	52,261	7,649	56,374
Net income	$34,111	$84,978	$71,200	$113,887

Liberty Property Trust

Statement of Funds From Operations

June 30, 2012

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Six months ended
	June 30, 2012		June 30, 2011		June 30, 2012		June 30, 2011
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$34,111	$0.29	$84,978	$0.74	$71,200	$0.61	$113,887	$1.00

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,554		3,669		7,170		7,318
Depreciation and amortization	40,420		41,194		81,466		85,165
Gain on property dispositions	(2,979)		(50,542)		(4,083)		(51,042)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,264)		186		(2,637)		(1,372)
Funds from operations available to common shareholders - basic	$73,842	$0.63	$79,485	$0.69	$153,116	$1.32	$153,956	$1.35

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$34,111	$0.29	$84,978	$0.74	$71,200	$0.61	$113,887	$0.99

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,554		3,669		7,170		7,318
Depreciation and amortization	40,420		41,194		81,466		85,165
Gain on property dispositions	(2,979)		(50,542)		(4,083)		(51,042)
Noncontrolling interest excluding preferred unit distributions	1,085		2,867		2,292		3,849
Funds from operations available to common shareholders - diluted	$76,191	$0.63	$82,166	$0.69	$158,045	$1.31	$159,177	$1.34

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	116,683		114,623		116,359		114,285
Dilutive shares for long term compensation plans	876		783		806		802
Diluted shares for net income calculations	117,559		115,406		117,165		115,087
Weighted average common units	3,767		3,926		3,788		3,927
Diluted shares for Funds from operations calculations	121,326		119,332		120,953		119,014

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

June 30, 2012

(In thousands, except share and unit amounts)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Real estate:
Land and land improvements	$861,373	$855,213
Building and improvements	4,146,819	4,109,783
Less: accumulated depreciation	(1,116,593)	(1,058,283)

Operating real estate	3,891,599	3,906,713

Development in progress	198,472	88,848
Land held for development	222,090	219,375

Net real estate	4,312,161	4,214,936

Cash and cash equivalents	154,122	18,204
Restricted cash	39,604	63,659
Accounts receivable	12,424	8,192
Deferred rent receivable	106,243	103,002
Deferred financing and leasing costs, net of accumulated amortization (2012, $133,448; 2011, $123,822)	133,150	130,160
Investments in and advances to unconsolidated joint ventures	173,336	174,687
Assets held for sale	—	200,647
Prepaid expenses and other assets	77,272	76,186

Total assets	$5,008,312	$4,989,673

Liabilities
Mortgage loans	$281,170	$290,819
Unsecured notes	2,192,643	1,792,643
Credit facility	—	139,400
Accounts payable	35,600	23,418
Accrued interest	25,196	24,147
Dividend and distributions payable	57,610	56,958
Other liabilities	176,656	194,995

Total liabilities	2,768,875	2,522,380

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of June 30, 2012 and December 31, 2011	7,537	7,537

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 118,794,699 (includes 1,249,909 in treasury) and 117,352,353 (includes 1,249,909 in treasury) shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	119	117
Additional paid-in capital	2,656,174	2,617,355
Accumulated other comprehensive loss	(441)	(429)
Distributions in excess of net income	(501,719)	(461,498)
Common shares in treasury, at cost, 1,249,909 shares as of June 30, 2012 and December 31, 2011	(51,951)	(51,951)
Total shareholders’ equity	2,102,182	2,103,594

Noncontrolling interest - operating partnership
3,740,246 and 3,808,746 common units outstanding as of June 30, 2012 and December 31, 2011, respectively	61,866	64,428
1,290,000 and 9,740,000 preferred units outstanding as of June 30, 2012 and December 31, 2011, respectively	64,077	287,959
Noncontrolling interest - consolidated joint ventures	3,775	3,775

Total equity	2,231,900	2,459,756

Total liabilities, noncontrolling interest - operating partnership & equity	$5,008,312	$4,989,673